Exhibit 10.1

LEASE WITH OPTION TO PURCHASE

THIS LEASE WITH OPTION TO PURCHASE (“Lease”) is made as of the 1st day of September, 2009 (“Commencement Date”) between FITZGERALD BROTHERS BEVERAGES, INC., a New York corporation having a principal place of business at 152-160 Dix Avenue, Glens Falls, New York 12801 (“Landlord”), and DELCATH SYSTEMS, INC., a Delaware corporation having a principal place of business at Rockefeller Center, 600 Fifth Avenue, 23rd Floor, New York, New York 10020 (“Tenant”).  Individually, Landlord and Tenant may be referred to herein as a “party” and, collectively, as the “parties.”

ARTICLE 1 – PREMISES

1.1           Premises.  Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by Tenant, does hereby lease unto Tenant, and Tenant does hereby lease and take from Landlord, the real property more particularly described on Exhibit A attached hereto and all improvements located thereon, including a free standing building containing approximately 10,320 square feet (the “Building”) located at 566 Queensbury Avenue, Town of Kingsbury, Washington County, New York, together with any and all easements or rights of way that may be necessary to access, occupy, use and enjoy the real property and Building (the real property and improvements being leased, including the Building, shall collectively be referred to as the “Premises”).

ARTICLE 2 - TERM

2.1           Term.  The term of this Lease shall commence on the Commencement Date and shall continue until the earlier to occur of (i) the date that fee title to the Premises is transferred by Landlord to Tenant in accordance with the terms and conditions set forth in Article 20 hereof or (ii) 11:59 pm on August 31, 2012, unless sooner terminated pursuant to the terms hereof (the “Term”).

ARTICLE 3 - SECURITY DEPOSIT AND RENT

3.1           Security Deposit.  Tenant shall deposit with Landlord upon the execution of this Lease a one-time payment in the amount of Four Thousand Three Hundred and 00/100 Dollars ($4,300.00) (“Security Deposit”), which shall be deposited by Landlord in an interest bearing account (with the accrued interest to be added to the Security Deposit and utilized in the same manner as the Security Deposit) and held as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease or, in the event Tenant exercises the option to purchase contained herein, applied against the purchase price at closing.  If Tenant defaults hereunder, Landlord may without prejudice to Landlord’s other remedies, apply all or part of the Security Deposit to cure Tenant’s default.  In the event Tenant has faithfully and fully complied with all of the terms of this Lease, the Security Deposit shall be returned to Tenant after the date fixed as the end of Term and after delivery of possession of the Premises to Landlord.

3.2           Fixed Rent.  Tenant agrees to pay Landlord, at Landlord’s address above or any other address Landlord directs by written notice to Tenant, annual fixed rent (“Fixed Rent”) for the Premises in the amount of Fifty One Thousand Six Hundred and 00/100 Dollars ($51,600.00) per year payable, in advance, in equal monthly installments in the amount of Four Thousand Three Hundred and 00/100 Dollars ($4,300.00) on the first day of each month during the Term.  Fixed Rent shall be prorated for the fractional portion of any month.

3.3           Late Charge.  If, during the term of this Lease, Tenant fails to pay the full amount of Fixed Rent or any additional rent when the same is due and payable and the same shall remain unpaid for a period of fifteen (15) days, a late charge of five percent (5%) of the past due payment shall become due from Tenant to Landlord to cover the expense involved in handling such delinquency.

ARTICLE 4 - REAL ESTATE TAXES

4.1  Real Estate Taxes.  From and after the Commencement Date until the end of the Term, Tenant shall be solely responsible for the timely payment of all real estate taxes levied upon or with respect to the Premises.  Tenant shall provide proof of payment to Landlord of all real estate taxes paid within fifteen (15) days after payment thereof.  The term “real estate taxes” shall include town and county taxes, school taxes, library taxes, all special or ad valorem assessments or impositions, and all water and sewer charges, regardless of whether the same are based upon property assessment, metered usage or otherwise and payments in lieu of taxes.  Upon or prior to the Commencement Date, Tenant shall pay to Landlord its prorated share of the real estate taxes for the remainder of the current tax years in the amount of $58.04 i.e. the tax years for which Landlord shall have already paid real estate taxes with respect to the Premises.  Immediately after receipt, Landlord shall send all bills for real estate taxes to Tenant for payment.

4.2           Tenant’s Right to Contest Taxes.  Tenant may contest the amount or validity of any imposition of real estate taxes by informal petition and/or by legal action or proceeding.  If Tenant desires to contest any such tax, Tenant shall notify Landlord in writing, and Landlord shall cooperate with Tenant in the prosecution of any such petition, action or proceeding, and shall consent to become a party thereto if the law so requires.  However, Landlord shall not be required to do any of these things unless Tenant shall complete all of the following:

(a)           Pay to Landlord or to an escrow agent designated by Landlord, all taxes then due as set forth on the official bills prepared by the governmental unit whose taxes are being contested with the authorization to pay any and all outstanding taxes, interest and penalties, as deemed necessary by Landlord; and

(b)           Make independent arrangements for the payment by Tenant of all legal and other professional fees and disbursements, and all other costs or expenses to be incurred in connection with the prosecution of any petition, action or proceeding.

(c)           Tenant shall indemnify, defend and hold harmless Landlord with respect to any and all costs and fees associated with any actions, proceedings or petitions commenced by Tenant.

ARTICLE 5 - MAINTENANCE, REPAIRS AND ALTERATIONS

5.1           Landlord’s Maintenance and Repairs.  Throughout the Term hereof, Landlord shall, at Landlord’s sole cost and expense, keep or cause to be kept the roof, foundations, exterior walls and interior and exterior load bearing walls of the Building in good order, repair and condition; notwithstanding the foregoing, Tenant shall be solely responsible to pay for any damage caused by the acts or omissions of Tenant, its employees or invitees.  Landlord shall also, at Landlord’s sole cost and expense, replace the roof and heating, ventilating and air conditioning (“HVAC”) system as and when the same reach their useful life or otherwise need replacement in order to be operable.  Landlord shall commence repairs and replacements as it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant thereof.

5.2           Tenant’s Maintenance and Repairs.  Tenant shall during the Term hereof, at Tenant’s sole cost and expense, maintain and repair the interior and exterior of the Premises, and keep the Premises in as good condition and repair as it was at the date of commencement of this Lease, weather conditions, reasonable use, wear and tear excepted.  Tenant shall further maintain a service contract for routine maintenance of the HVAC system and shall also maintain all plumbing and electrical systems serving the Premises; notwithstanding the foregoing, Landlord shall be solely responsible to pay for any damage caused by or repairs necessitated by the acts or omissions of Landlord, its employees or agents.  All repairs and restorations made by Tenant shall be of quality and class at least equal to the original work, and all work shall be done in a good and workmanlike manner.  Tenant will provide and pay for all general cleaning and janitorial work, snow and ice removal, lawn care, landscaping, and all other maintenance and upkeep of the Premises of every kind and nature whatsoever.

5.3           Trash Removal.  Tenant shall be responsible for the collection and disposal of all trash and recyclables to be removed from the Premises, which shall be disposed in compliance with all applicable laws, rules and regulations

5.4           Disturbance of Occupancy.  If by reason of the work done by Landlord pursuant to Section 5.1 above (and/or by reason of the failure of Landlord to perform such work as required above), Tenant is deprived of the use of all or a substantial portion of the Premises (to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in all or a substantial portion of the Premises) for any continuous period in excess of two (2) consecutive days (or two (2) or more days in any seven (7) day period), the Fixed Rent shall abate for so long as Tenant is deprived of the Premises beyond such two (2) day period.  If such work would affect the layout or appearance of the Premises, all such work shall be done in accordance with plans and specifications approved by Tenant, which approval shall not be unreasonably withheld.

5.5           Tenant’s Alterations.  Tenant shall not make any structural changes to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, and in no event shall such changes impair the structural soundness of the Building.  Tenant shall have the right, at its sole expense and without Landlord’s prior written consent, to make such non-structural changes and to redecorate the Premises and make such alterations, additions, improvements and changes in such parts thereof as Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations, additions, improvements and changes when completed shall neither impair the structural soundness nor diminish the value of the Building.  All alterations, additions, or improvements by Tenant shall be done in accordance with all applicable laws, rules, regulations, and orders, including applicable building codes including any and all restrictions and covenants of the Warren-Washington Counties Industrial Development Agency governing property and its location in the Warren-Washington Counties Industrial Development Agency’s Industrial Park.  Tenant shall indemnify, defend and hold harmless Landlord with respect to any and all damages, fees and costs, including reasonable attorneys and consultants fees, with respect to any and all omissions, errors or failures to obtain any and all applicable and necessary permits, approvals and consents with respect to any alterations, additions and improvements and changes to the Premises made by Tenant.  Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, additions, improvements, changes and/or installations in, to or upon said Premises.  Upon the expiration or termination of this Lease, as long as Tenant is not in default or otherwise obligated to Landlord for any reason, all such redecorations, alterations, additions, improvements and changes shall remain the property of Tenant and Tenant shall be obligated to remove the same or any part thereof prior to the end of the Term and provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.  Any such redecorations, alterations, additions, improvements and changes not removed by Tenant shall, at Landlord’s option, become the property of Landlord or may be removed from the Premises by Landlord and any reasonable costs incurred by Landlord in removing any of said property shall be paid by Tenant as additional rent.  Landlord shall have no obligation or liability for any such property.

5.6           Examination of the Premises.  Landlord and its agents and other representatives shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours and upon reasonable notice to Tenant for the purpose of examining the Premises or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

ARTICLE 6 - MECHANICS LIENS

6.1           Mechanic’s Liens.  If any mechanic’s liens shall be filed against the Premises based solely upon any act of Tenant or anyone claiming through Tenant, Tenant shall immediately notify Landlord of any such filings and shall indemnify, defend and hold Landlord harmless from and against any and all damages, claims and expenses arising therefrom, and Tenant after notice from Landlord, shall forthwith commence such action by bonding, deposit payment or otherwise as will remove such lien within thirty (30) days after such notice.  In the event Tenant does not remove or satisfy said lien within said thirty (30) days, Landlord shall have the right to do so, without inquiring into the validity of the lien, and Tenant agrees to reimburse Landlord for any and all reasonable expenses incurred or monies reasonably paid by Landlord in connection therewith, including, but not limited to, monies paid to discharge the lien, filing fees, reasonable legal fees and any applicable bond premiums as additional rent, within fifteen (15) days after receipt by Tenant of Landlord’s invoice therefor.  Nothing in this paragraph shall be deemed or construed as Landlord’s consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvements thereon or giving Tenant or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.

ARTICLE 7 – USE OF PREMISES; COMPLIANCE WITH GOVERNMENTAL REGULATIONS

7.1           Use.

(a)           Tenant shall use the Premises for a medical device manufacturing facility and associated offices and for no other purposes.  Tenant shall not use or occupy or allow the Premises to be used or occupied for any business deemed hazardous on account of fire or otherwise.  Tenant will not use or allow any portion of the Premises to be used for an illegal purpose.

(b)           Tenant shall defend, indemnify and hold Landlord harmless from and against any claim, loss, expense or damage to any person or property in or upon the Premises arising out or Tenant’s use or occupancy of the Premises or arising out of any act or neglect of Tenant or its servants, employees, agents or invitees.

(c)           Landlord shall in no event be liable for any loss of or damage to the property of Tenant, Tenant’s employees, agents or visitors, however such damage or loss may arise and whether such property be contained in the Premises or any place appurtenant thereto and  shall not be liable for any personal injury suffered by Tenant, Tenant’s employees, agents, trespassers or visitors arising out of Tenant’s use of the Premises, except for any such loss, damage or injury caused by Landlord’s failure to comply with the terms of this Lease or by the acts or omissions of Landlord, its agents, employees or independent contractors.

7.2           Compliance.  The Premises are leased subject to any and all zoning ordinances.  Tenant shall, at its own cost and expense, promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and municipal government and of any and all departments and bureaus thereof applicable to the Premises including any and all restrictions and covenants of the Warren-Washington Counties Industrial Development Agency governing property and its location in the Warren-Washington Counties Industrial Development Agency’s Industrial Park, for the correction, prevention and abatement of nuisances, violations or other grievance, in, upon or connected with the Premises; and shall also promptly comply with and execute all rules, orders and regulations of the Board of Fire Underwriters for the prevention of fire.

7.2           Failure to Comply.  If Tenant fails or neglects to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements, or any of them, then Landlord or Landlord’s agents may but shall not be required to enter the Premises and make changes reasonably necessary to comply with any and all of said statutes, ordinances, rules, orders, regulations and requirements and the reasonable cost thereof shall be paid by Tenant to Landlord as additional rent within ten (10) days after receipt by Tenant of Landlord’s invoice therefor.

7.3           Indemnification and Hold Harmless.  Tenant hereby indemnifies and saves Landlord harmless from and against any and all claims, actions, damages, liabilities, litigation costs and reasonable expenses in connection with Tenant’s non-compliance with any applicable governmental requirements and Tenant agrees if any claim is asserted against Landlord, Tenant shall protect and hold Landlord harmless and pay all costs, expenses and reasonable attorneys’ fees incurred by Landlord in connection with such claim or litigation.

ARTICLE 8 - UTILITIES

8.1           Utilities.  Tenant shall pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Premises during the Term hereof.  Tenant shall be responsible for opening and/or handling any accounts regarding utility charges and all bills for such charges shall be in Tenant’s name.

ARTICLE 9 – REPRESENTATIONS AND WARRANTIES

9.1           Representations and Warranties of Landlord.  To induce Tenant to enter into this Lease, Landlord warrants and represents to Tenant as follows:

(a)           Landlord is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and is not a “foreign person,” as defined in federal tax law.

(b)           Landlord is the sole owner of the Premises in fee simple absolute and has the full power and authority to enter into this Lease.

(c)             Landlord has full power and authority to enter into and perform this Lease in accordance with its terms, execution and delivery of this Lease by Landlord has been fully authorized by all requisite corporate action, and the execution and delivery of this Lease does not and, the consummation of the transactions contemplated hereby will not, violate any provision of any agreement to which Landlord is a party or by which it is bound.

(d)           To the best of Landlord’s knowledge, there are no pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, under-ground storage tanks, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), or soil vapor intrusion on, in, at or under the Premises, as such terms are used in any federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority (collectively, “Hazardous Substances”) with respect to or which otherwise pertain to or affect the Premises, or any portion thereof, the use, ownership, occupancy or operation of the Premises, or any portion thereof, or any owner of the Premises, and as same have been amended, modified or supplemented from time to time, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), all other applicable federal, state and local law, ordinance, rule or regulation, including without limitation the New York State Environmental Conservation Law and the New York State Navigation Law, and any and all rules and regulations, all as may from time to time be amended and including any successor statutes thereto (collectively, the “Environmental Laws”), and the Premises is and has at all times been in compliance with all applicable Environmental Laws during Landlord’s ownership thereof.

(e)           There are no actions, suits, claims, citations, proceedings, arbitrations, investigations, or inquiries, governmental or otherwise, seeking money damages, injunctive relief, remedial action or any other remedy pending or threatened against or affecting the Premises relating to: (i) a violation or non-compliance with, or any matter otherwise arising under, any Environmental Laws; (ii) the release or threatened release of oil, Hazardous Substances or any other contaminant or pollutant; or (iii) the exposure to oil, Hazardous Substances or any other contaminant or pollutant, noises or vibrations.

(f)           There are no violations, or threatened or pending violations, of any laws, statutes, ordinances, rules or regulations with respect to the Premises open, noticed or existing.

(g)           Except a mortgage held by Bank of America, N.A. dated March 26, 2009 and an Assignment of Leases and Rents dated September ___, 2009, to be recorded on or about the date of execution of this Lease, the Premises is not subject to any outstanding agreements of sale, options, liens, or other rights of third parties to acquire any interest(s) therein, ground leases or other leases or tenancies, or other encumbrance(s) other than the Lease.

(h)           There is no action, suit or proceeding which is pending or threatened against the Premises and there is no action, suit or proceeding which is pending or threatened against Landlord with respect to Landlord’s title to the Property.

9.2           Representations and Warranties of Tenant.   Tenant represents and warrants to Landlord that:

(a)           Tenant is a corporation duly organized, existing and in good standing under the laws of Delaware and is duly authorized to conduct business in New York State.

(b)             Tenant has full power and authority to enter into and perform this Lease in accordance with its terms, execution and delivery of this Lease by Tenant has been fully authorized by all requisite corporate action, and the execution and delivery of this Lease does not and, the consummation of the transactions contemplated hereby will not, violate any provision of any agreement to which Tenant is a party or by which it is bound.

ARTICLE 10 - ASSIGNMENT

10.1           Assignment and Subletting.  Tenant shall not assign this Lease, sublet, mortgage or otherwise dispose of all or any portion of the Premises without first obtaining Landlord’s prior written consent, which shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, no assignment, subletting or mortgage or the acceptance by Landlord of any assignee, subtenant or mortgage shall be deemed a waiver by Landlord of any term, covenant or condition of this Lease, nor shall the same, in any circumstances, relieve Tenant of any of its obligations under this Lease.

ARTICLE 11 - SURRENDER

11.1           Surrender of Premises.  Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, reasonable wear and tear, damage and destruction, condemnation, repairs required by Landlord, and acts or omissions of Landlord, its agents, employees, or independent contractors excepted.  Tenant shall also surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.

As long as Tenant is not in default or otherwise obligated to Landlord for any reason, all equipment and trade and other fixtures installed by or at the expense of Tenant, in or on the Premises shall remain the property of Tenant and Tenant shall be obligated to remove the same or any part thereof prior to the end of the Term hereof and provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.  Any alterations, additions, improvements, trade fixtures and equipment not removed by Tenant shall, at Landlord’s option, become the property of Landlord or may be removed from the Premises by Landlord and any reasonable costs incurred by Landlord in removing any of said property shall be paid by Tenant as additional rent.  Landlord shall have no obligation or liability for any such property.

ARTICLE 12 - SIGNS

12.1           Exterior Signs.  Tenant shall have the right, at its sole expense and in conformity with applicable laws and ordinances, to erect and thereafter to maintain and/or replace, if it shall so elect, signs at and on the Premises.  Landlord shall not utilize the exterior of or space above the Building or any other portion of the Premises for signs or advertising purposes.

12.2           Interior Signs.  Tenant shall have the right to install its usual and customary signs and fixtures in the interior of the Premises.

12.3           Removal of Signs.  Upon the expiration or termination of this Lease, as long as Tenant is not in default or otherwise obligated to Landlord for any reason, all signs, both exterior and interior, shall remain the property of Tenant and Tenant shall be obligated to remove the same or any part thereof prior to the end of the Term and provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.  Any such signs not removed by Tenant shall, at Landlord’s option, become the property of Landlord or may be removed from the Premises by Landlord and any reasonable costs incurred by Landlord in removing any of said signs shall be paid by Tenant as additional rent.  Landlord shall have no obligation or liability for any such signs.

ARTICLE 13 – INDEMNIFICATION AND INSURANCE

13.1           Indemnification.

(a)           Tenant shall indemnify and hold Landlord harmless from any claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs) for damage or injury to any person or any property occurring on or in the Premises, or any part thereof unless caused by the acts or omissions of Landlord, its agents, employees, or independent contractors or  Landlord’s failure to perform its obligations hereunder, or any latent defects in the Premises (latent defects being defined as those defects in the Premises that existed on the Commencement Date and could not reasonably be discovered upon a physical inspection).

(b)           Landlord shall indemnify and hold Tenant harmless from any and all claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs) for damage or injury to Tenant or any other person or any property occurring as the result of the acts or omissions of Landlord, its agents, employees, or independent contractors, or Landlord’s failure to perform its obligations hereunder.

           13.2           Landlord’s Insurance.

(a)           Throughout the Term of this Lease, and at Tenant’s cost and expense, Landlord shall for the benefit of itself and its mortgagee, obtain and maintain fire, casualty and extended insurance coverage so as to prevent Landlord from being co-insured covering the Premises in an amount or amounts not less than the full replacement cost of the Building.

(b)           Tenant shall reimburse Landlord for the cost of the insurance required to be carried by Landlord hereunder within fifteen (15) days after receipt by Tenant of Landlord’s invoice therefor.

13.3           Tenant’s Insurance.  Throughout the Term of this Lease, Tenant shall obtain and maintain the following insurance:

(a)           Comprehensive general liability insurance (and to the extent applicable, with the items of coverage set forth below) with limits of $1,000,000 per occurrence, $2,000,000 aggregate and umbrella or excess liability of $2,000,000 naming Landlord as an additional insured and in amounts not less than:

Coverage                                                                           Limits of Liability
Bodily Injury & Property Damage Occurrence Limit                   $1,000,000
General Aggregate Limit                                                                  $2,000,000
Fire Damage (any one fire)                                                               $500,000
Medical Expenses (any one person)                                              $5,000
                Umbrella Coverage Limit                                                                  $2,000,000

(b)           Tenant shall name Landlord as an additional insured, PRIMARY BASIS, to Tenant’s General Liability Insurance Policy.

(c)           Property insurance on its equipment, furniture and other property located at the Premises.

(d)           Insurance covering the boiler, if any, and the HVAC system, all on a broad form basis; and

(e)           Worker’s Compensation insurance including Employers Liability in compliance with New York statutory limits.

13.4           Insurance Certificates.  Certificates evidencing the insurance required hereunder shall be delivered by Landlord and Tenant to the other prior to the Commencement Date and prior to the expiration of any such policies.

13.5           Notice of Cancellation.  Unless a policy required hereunder is replaced by another policy providing substantially the same coverage and limits, the policy will not be cancelled, materially altered or reduced or not renewed for any reason until the insurer has given Landlord and Tenant at least thirty (30) days written notice of such proposed action.

13.6           Insurers.  Landlord’s and Tenant’s insurance companies shall be admitted to do business in New York State and have a current AM Best Rating of A- or higher.

13.7           Separate Policies.  All insurance policies provided pursuant to this Lease shall be by separate policy(ies) provided only to satisfy the requirements of this Lease, except Landlord shall not unreasonably withhold its consent to insurance under a master policy, so long as such master policy affords separate insurance as to coverage and limits for insurance required under this Lease, including, but not limited to, agreed amount endorsements for the property and casualty insurance and endorsements for aggregate limits of insurance for the general liability insurance hereunder.

13.8           Insureds.  All policies of liability insurance provided for herein shall name Landlord and Tenant as the insureds as their respective interests may appear and contain the provision for the standard mortgagee endorsement in favor of the holder of any mortgage(s) which may at any time be a lien upon the Leased Property and such endorsement shall be in a form and content acceptable to such mortgagee.

13.9           Right to Pay Premiums on Behalf of Other Party.  In the event either party fails to maintain the insurance required by this Article, either to effect such insurance herein required or to pay the premiums therefor, or to deliver such policies or certificates thereof to the other party, the other party shall be entitled, but shall have no obligation to effect such insurance and pay the premiums therefor, which premiums shall be repayable to such paying party upon written demand therefore or, if payment is due by Landlord to Tenant, by an offset against Fixed Rent.

13.10           Waiver.  Landlord and Tenant hereby release each other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property caused by fire or any other casualties insured against or required to be insured against hereunder (including deductible portions), even if such 1ire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and each party hereby waives any right of subrogation for all or any insurance maintained by either party.  Each party shall cause each insurance policy carried by it hereunder to be written in such manner to provide that the insurer waives all right of recovery by way of subrogation against the other party hereunder in connection with any loss or damage covered by such policy.

ARTICLE 14 - CASUALTY

14.1           Abatement or Adjustment of Rent.  With respect to all provisions of this Article 14, provided any fire or other casualty is not the fault of, caused by, or the result of any error or omission by, or failure of Tenant, if the Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then Fixed Rent and any other charges payable hereunder shall be abated as set forth herein.  If the whole of the Premises shall be damaged or destroyed, or if a substantial portion thereof shall be damaged or destroyed to the extent that Tenant, in its reasonable judgment, determines that it cannot conduct business in the Premises, then Fixed Rent and any other charges payable hereunder shall be abated entirely until Tenant is obligated to recommence paying rent in accordance with Section 14.3 below.

If less than a substantial part of the Premises shall be damaged or destroyed, then Fixed Rent and any other charges payable hereunder shall be abated in proportion to that portion of the Premises of which Tenant shall be deprived on account of such damage or destruction and the repair, restoration, rebuilding or replacement or any combination thereof until Tenant is obligated to recommence paying rent in accordance with Section 14.3 below.

14.2           Repairs and Restoration of Premises.

(a)           Upon any damage or destruction of the Premises, Landlord shall, to the extent there are proceeds available from the insurance required to be carried pursuant to Article 12 (“Insurance Proceeds”), promptly proceed to repair, restore, replace or rebuild the Premises to substantially the condition the same were in immediately prior to such damage or destruction and Landlord thereafter shall diligently prosecute said work to completion without delay or interruption, subject to Section 21.4 below.  Landlord shall, if required, authorize the Insurance Proceeds to be made available to Tenant for such purpose.  Notwithstanding the foregoing, if

Landlord does not either (i) obtain a building permit for any repairs, rebuilding or restoration required hereunder within two (2) months of the date of such damage or destruction, or (ii) complete such repairs, rebuilding or restoration in accordance with Section 14.3 below within six (6) months of such damage or destruction, then, in any such event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days’ written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be.

(b)           Notwithstanding anything to the contrary set forth in Section 14.2(a) above, if (i) such damage or destruction shall occur during the last one (1) year of the term of this Lease, and shall amount to fifty percent (50%) or more of the replacement cost of the Premises (exclusive of the land and foundations) or (ii) the Insurance Proceeds are insufficient to repair, restore, replace or rebuild the Premises to substantially the condition in which the same were immediately prior to such damage or destruction, this Lease may be terminated at the election of either Landlord or Tenant upon thirty (30) days notice after the occurrence of such damage or destruction.

(c)           If this Lease is terminated under this Section 14.2, any Fixed Rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

(d)           Upon any damage or destruction to the Premises and any repairs and/or restoration thereto under this Section, Tenant, at Tenant’s expense, shall promptly repair and/or replace all damaged or destroyed fixtures, inventory, equipment, furniture, and other personal property.

14.3           Delivery of Premises.  If this Lease has not been canceled hereunder as a result of any damage or destruction of the Premises, Tenant shall not be required to recommence paying Fixed Rent and other charges (or such abated portion thereof) until all of the following shall have occurred:

(a)           The damaged or destroyed portion of the Premises shall have been restored as nearly as practicable to the condition existing immediately prior to such destruction or damage and in compliance with all laws, ordinances, regulations, and requirements of governmental authorities having jurisdiction thereof and the National Board of Fire Underwriters and/or Insurance Service Organization (“ISO”);

(b)           A certificate of occupancy or an equivalent use permit and all other requisite permits, if any, including an inspection certificate of approval by the National Board of Fire Underwriters and/or ISO (if required) shall have been issued by the appropriate legal authorities issuing same; and

(c)           Tenant shall have installed all trade fixtures, merchandise, equipment, and other personal property damaged or destroyed in connection with such damage or destruction of the Premises within sixty (60) days after the date of completion of the repairs, restoration, replacement or rebuilding of the Premises.

ARTICLE 15 - CONDEMNATION

15.1           Total Taking.  If the whole of the Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease shall terminate as of the date of such taking.

15.2           Partial Taking.

(a)           Tenant may, at its election, terminate this Lease upon the occurrence of any condemnation, or conveyance in lieu of condemnation, which affects:

(i)           Twenty percent (20%) or more of the floor area of the Premises.  For purposes of this Lease, the “floor area” shall be the gross floor area contained within the Building, including all mezzanines, atriums, stairways, storage areas, basements, outdoor storage and patio areas.  Any change in such floor area shall be deemed in effect on the first day of the month immediately following the month in which such change occurs;

(ii)           Any portion of the access areas or parking areas whose condemnation would materially and adversely affect ingress to and egress from the Premises or the ability of Tenant to park its vehicles and the vehicles of its employees, customers, guests, licensees, invitees and agents.

Tenant shall give Landlord notice of Tenant’s election within thirty (30) days after Tenant shall receive notice of such pending condemnation.  If Tenant fails to give Landlord such written notice within such thirty (30) day period, Tenant shall be conclusively deemed to have elected not to terminate this Lease.  Notwithstanding any termination of this Lease by Tenant hereunder, Tenant, at its election, may continue to occupy the Premises, subject to the terms and provisions of this Lease as Tenant may determine, for the period between the date of such taking and the date when possession of the Premises shall be taken by the appropriate authority.

(b)           Notwithstanding anything to the contrary set forth herein, if any portion of the Premises is condemned or conveyed in lieu of such condemnation during the last one (1) year of the term hereof, then either Tenant or Landlord may terminate this Lease upon thirty (30) days written notice to the other party.

15.3           Restoration.  If this Lease is not terminated under Section 15.2 above, Landlord, at Landlord’s sole cost and expense, shall promptly restore the remaining portions of the Premises, as the case may be, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking.  If Landlord does not either (i) obtain a building permit for any repairs or restoration required hereunder within two (2) months of the date of taking, or (ii) complete such repairs or restoration in accordance with this Section 15.3(a) within six (6) months of such taking, then, in either event, Tenant may at any time thereafter terminate this Lease upon thirty (30) days written notice thereof to Landlord; provided, however, that such notice of cancellation shall not be effective if Landlord, within such thirty (30) day period, shall obtain such permit or complete and comply as aforesaid, as the case may be.  Fixed Rent and any other charges payable by Tenant hereunder shall be suspended, abated, or if a portion of the Premises has been used by Tenant, prorated, until the completion of such restoration according to the nature and extent of the injury to the Premises and to Tenant’s business.

            15.4                      The Award.  All compensation awarded for any taking, whether for the whole or a portion of the Premises, shall be the sole property of Landlord whether such compensation shall be awarded for diminution in the value of, or loss of the leasehold or for diminution in the value of or loss of the fee, or otherwise, and Tenant hereby assigns to Landlord all of Tenant’s right and title to and interest in any and all such compensation; provided, however, Landlord shall not be entitled to and Tenant shall have the sole right to retain any portion of any award made by the appropriating authority for (a) the unamortized portion of any leasehold improvements installed by Tenant in the Premises, (b) the cost of removal of leasehold improvements, fixtures, and other improvements installed in the Premises by, or at the expense of Tenant and (c) any separate award made by the appropriating authority directly to Tenant, including for relocation expenses.

15.5           Release.  In the event of any termination of this Lease as the result of the provisions of this Article, Fixed Rent and any other charges, if any, paid in advance by Tenant shall be refunded to Tenant, and the parties, effective as of such termination, shall be released from all liability and obligations thereafter arising under this Lease.

ARTICLE 16 - DEFAULT

16.1           Events of Default.  Tenant will be in “default” under this Lease:

(a)           If Tenant fails to pay any Fixed Rent or additional rent when due and such failure is not cured within ten (10) days after written notice to Tenant by Landlord or any agent or attorney of Landlord.

(b)           If an action or proceeding is commenced by or against Tenant under the federal bankruptcy laws or any other federal or state insolvency laws, and the same is not discharged within sixty (60) days after commencement.

(c)           If any trustee, receiver, or committee for the benefit of creditors is appointed for Tenant or Tenant’s property and the same is not discharged within sixty (60) days after appointment.

(d)           If Tenant defaults in the performance of any other term or provision of this Lease and such default is not cured within thirty (30) days after written notice of default from Landlord.  If it is not reasonably possible to completely cure any such default within such thirty (30) day period, a default shall be deemed to exist if Tenant fails to commence a cure within thirty (30) days or fails to diligently prosecute such cure to completion after timely commencement.

16.2           Landlord’s Remedies on Default.  Upon the occurrence of any default, Landlord shall have the right to declare the Term to have come to an end, and Landlord shall have the following rights and remedies, in addition to and not in lieu of any other rights or remedies Landlord may have at law:

(a)           Re-Entry.  To reenter or repossess the Premises, either by force, eviction proceedings, summary proceedings, surrender or otherwise, and to dispossess and remove Tenant and its property and effects.

(b)           Injunctive Relief.  Landlord shall be entitled to enjoin breach by Tenant of any of the terms and conditions in this Lease and in such event shall also be entitled to a preliminary injunction, temporary restraining order, or similar provisional relief.

(c)           Damages.  Landlord may seek monetary damages in any re-entry action or summary proceeding, or commence a separate action or special proceeding against Tenant and any other responsible parties, to recover monetary damages accruing by reason of any default, together with interest plus all reasonable attorneys fees, disbursements, court costs and other reasonable expenses incurred in connection therewith Monetary damages shall include, without limitation, Fixed Rent and all additional rents due at the time proceedings are commenced, and for the remainder of the Term plus all costs associated with any reletting of the Premises, including reasonable attorneys’ fees.  Alternatively, Landlord may recover from Tenant in advance an amount equal to the amount by which the Fixed Rent that would have been payable by Tenant, for what would have been the remainder of the Term, exceeds the then projected rental value of the Leased Property for what would have been the remainder of the Term; such difference shall be “discounted” to the date of termination at the rate payable as of that date on United States Treasury obligations having a maturity as near as possible to the date on which the then current Term would have ended in the absence of Tenant’s default.

16.3           Remedies Not Exclusive.  Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity, it being agreed that the rights and remedies of Landlord are cumulative.

16.4           Landlord’s Right to Relet.  If Landlord elects to terminate Tenant’s right to possession only without terminating this Lease as above provided, Landlord shall use reasonable efforts to relet the Premises or any part thereof to any person, firm or corporation and for such time and upon such reasonable terms as Landlord may determine.  Landlord may make repairs in and to the Premises to the extent necessary to restore the Premises to the condition required hereunder upon the expiration of this Lease, and Tenant, upon demand in writing, shall pay the reasonable cost thereof together with Landlord’s reasonable expenses of reletting, including any commissions and attorneys’ fees relative thereto (but excluding any alterations or additions to the Premises or any tenant improvements to the Premises for a replacement tenant) as additional rent.  If the rents collected by Landlord upon any such reletting are not sufficient to pay monthly the full amount of the Fixed Rent and other charges reserved herein, together with the reasonable costs required to be reimbursed by Tenant to Landlord as set forth herein, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand in writing as additional rent.

16.5           Landlord’s Default.  If Landlord shall continue to be in default of any of its covenants, agreements or obligations hereunder for thirty (30) days after notice of such default from Tenant, Tenant shall have the right, but not the obligation, to cure such default as the agent of Landlord.  Tenant shall not commence to cure any default which could not reasonably be cured within such thirty (30) day period if Landlord commences such cure within said period and proceeds with reasonable diligence and in good faith to complete such cure.  If (a) Tenant cures such default or (b) such default is a default in the payment of money, Landlord shall pay to Tenant promptly on demand the reasonable cost or amount thereof, as the case may be.  If Landlord shall fail to make any such payment to Tenant, Tenant may deduct same from any payments of Fixed Rent.  If, at the end of the Term, Tenant has not been fully reimbursed therefor, Landlord shall promptly pay the balance to Tenant in a lump sum payment.  Notwithstanding the foregoing, if, in Tenant’s reasonable judgment, an emergency exists which presents a danger of injury to property or persons and/or materially adversely affects Tenant’s ability to continue operating in its normal and customary manner, Tenant, after using reasonable efforts to give Landlord telephone notice, which notice shall promptly be confirmed by notice to Landlord by letter, e-mail or telefax (provided Landlord has supplied Tenant with the name, e-mail address and telephone and telefax numbers of a person authorized to act on behalf of Landlord), may cure such default as the agent of Landlord without any other prior notice to Landlord.  Any performance by Tenant of an obligation of Landlord shall not be construed as a modification or waiver of any of the provisions of this Lease, and said obligation shall remain the obligation of Landlord notwithstanding (i) that Tenant has undertaken said obligation and (ii) the manner in which said obligation has been performed by Tenant.

ARTICLE 17 - SELF-HELP

17.1           Landlord’s Self-Help.  If Tenant shall default in the performance or observance of any agreement or condition in this Lease contained on its part to be performed or observed and shall not cure such default within any applicable cure period set forth herein, Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom; provided that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant, if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord’s interest therein, or to prevent injury or damage to persons or property.  If Tenant fails to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of Fixed Rent due hereunder.

17.2           Tenant’s Self-Help.  If Landlord shall breach or fail to perform or observe any agreement or condition in this Lease contained on Landlord’s part to be performed or observed, and if Landlord shall not cure such breach or failure within thirty (30) days after notice from Tenant specifying such breach or failure (or, if such breach or failure shall reasonably take more than thirty (30) days to cure, and Landlord shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion), Tenant may, at Tenant’s option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such breach or failure for the account of Landlord and any amount paid or any contractual liability incurred by Tenant in so doing shall be deemed paid or incurred for the account of Landlord and Landlord agrees to reimburse Tenant therefor and save Tenant harmless therefrom; provided that Tenant may cure any such breach or failure as aforesaid prior to the expiration of said waiting period if reasonably necessary to protect the Premises or Tenant’s interest therein, to prevent injury or damage to persons or property, or in the event of any other emergency (e.g., roof leak).  Any amounts not reimbursed by Landlord within thirty (30) days of Tenant’s written demand therefor may be applied by Tenant as a credit against Tenant’s next payment(s) of Fixed Rent or other charges.

ARTICLE 18 - SUBORDINATION; QUIET ENJOYMENT

18.1           Subordination.  Tenant hereby subordinates this Lease to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord’s interest in the Premises and to all renewals, modifications,  consolidations or extensions thereof.  Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant agrees to execute, acknowledge and deliver such further instruments subordinating this Lease to any such mortgage(s).

18.2           Quiet Enjoyment.  Landlord covenants and agrees with Tenant that Tenant may peaceably and quietly have, hold, occupy and enjoy the Premises without hindrance or molestation from Landlord or any persons.

ARTICLE 19 - HAZARDOUS SUBSTANCES

19.1           Tenant’s Obligations.

(a)           Tenant shall not cause or permit to occur (i) any violation of any Environmental Laws on, under, in, at or about the Premises; or (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, in, at or about the Premises in violation of applicable Environmental Laws, or the transportation to or from the Premises of any Hazardous Substances in violation of applicable Environmental Laws.

(b)           Tenant shall, at Tenant’s own expense, comply with all Environmental Laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances with respect to the Premises.  Tenant shall, at Tenant’s own expense, comply with all requirements of all governmental authorities under any law, rule of regulation with respect to the Premises.  Should any governmental authority demand that a cleanup plan be prepared and/or that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plan and all related bonds and other financial assurances and Tenant shall carry out all such clean-up plans and shall inform, in writing, Landlord of all such actions.

(c)           Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorney’s and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances in violation of any Environmental Laws that occurs during the term of this Lease, at or from the Premises resulting from Tenant’s operations at the Premises, or from Landlord’s failure to take all steps required by all governmental authorities under any Laws.

(d)           In the event that any Hazardous Substances are discovered in, on, at, under or about the Premises, and such Hazardous Substances were not caused or permitted to occur by Tenant, then Landlord, at its sole cost and expense, shall be obligated to comply with all Environmental Laws with respect to such Hazardous Substances, in accordance with the terms and conditions of this Section, provided that Landlord shall be entitled to pursue all rights and remedies against such other parties as may be responsible for the presence of such Hazardous Substances in, on or about the Premises.

(e)           Landlord’s and Tenant’s obligations and liabilities under this Section shall survive the expiration of this Lease.

ARTICLE 20 - OPTION TO PURCHASE

20.1           Granting of Option.  Landlord grants to Tenant the sole exclusive privilege and option to purchase from Landlord the fee simple title to the Premises upon the terms and conditions set forth in this Lease (the “Option”).

20.2           Exercise of Option.

(a)           Provided Tenant is not in default under this Lease beyond any applicable periods of notice and grace, Tenant may exercise its Option by giving written notice to Landlord at least one hundred twenty (120) days before the end of the Term of the Lease of Tenant’s election to exercise its Option (the “Option Term”).

(b)           If Tenant fails to exercise the Option within the Option Term, (i) the Option shall become null and void, (ii) Landlord will be free to sell its interest in the Premises to any person or entity and (iii) Tenant shall prepare, execute and deliver to Landlord a release of Option to Purchase with appropriate acknowledgements thereon.  Any notice exercising the Option shall be given in accordance with this Lease.

20.3           Purchase Price and Terms of Sale.  Upon Tenant’s exercise of the Option, the terms of the Purchase Agreement attached hereto and incorporated herein as Exhibit B (“Purchase Agreement”) shall immediately become effective and Tenant shall make the Deposit referenced in and pursuant to Section 2(a) of the Purchase Agreement.

20.4           Termination of Option.  If for any reason the Term of the Lease terminates whether by default of Tenant, casualty, condemnation or otherwise, Tenant’s Option shall also terminate and Tenant shall prepare, execute and deliver to Landlord a release of Option to Purchase with appropriate acknowledgements thereon.

ARTICLE 21 - MISCELLANEOUS

21.1           Holding Over.  In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Premises after the expiration of the Term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained.

21.2           Waivers.  Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder.  No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.  If any action by either party shall require the consent or approval of the other party, the other party’s consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.

21.3           Notices.  All notices and other communications authorized or required hereunder shall be in writing and shall be given by (a) mailing the same by certified mail or registered mail, return receipt requested, postage prepaid, (b) in person or (c) prepaid by nationally recognized overnight courier service and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed, or on the date noted that the addressee has refused delivery or on the date that the notice is returned to sender due to the inability of the postal authorities to deliver.  If intended for Landlord, the same shall be mailed to the address hereinabove set forth or such other address as Landlord may hereafter designate by notice to Tenant, with a copy to Judge & Duffy, One Broad Street Plaza, P.O. 2850, Glens Falls, New York 12801, Attention: Monica A. Duffy, Esq., and if intended for Tenant, the same shall be mailed to Tenant at to the address hereinabove set forth, with a copy to Bond, Schoeneck & King, PLLC, 111 Washington Avenue, Albany, New York 12210, Attention: Gregory J. Champion, Esq., or to such other address or addresses as Tenant may hereafter designate by notice to Landlord.

21.4           Force Majeure.  Except as set forth in this Lease, in the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act by reason of restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period for the delay and the period of the performance of such act shall be extended for a period equivalent to the period of such delay.  Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

21.5           Estoppel Certificates.  At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that this Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same and the dates to which the rent and other charges have been paid, and such other matters as the requesting party may reasonably request.

21.6           Invalidity of Particular Provision.  If any term or provision of this Lease or the application hereto to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

21.7           Captions and Definitions.  The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word “Landlord” and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as landlord or the mortgagee in possession for the time being of the land and building comprising the Premises and if there is more than one landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several of each of the partners and the obligation of the partnership.  Any pronoun shall be read in the singular or plural number and in such gender as the context may require.  Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

21.8           Brokerage.  Landlord and Tenant each represent and warrant to the other that neither has dealt with any broker concerning this transaction other than Re/Max Peak Performers (“Broker”).  Upon execution of this Lease by both parties and if, and when, Tenant takes possession of the Premises, Landlord shall pay Broker a commission of $3,700 in full satisfaction of the Broker’s commissions due in connection with the lease portion of the transaction contemplated by this Lease.  In the event Tenant exercises the Option and the Premises is sold pursuant to the Purchase Agreement, Landlord shall also pay the Broker’s commissions in the amount of three percent (3%) of the purchase price due in connection therewith.  Landlord shall be solely responsible for the payment of all broker’s commissions due in connection with the transaction contemplated by this Lease and Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, damages and expenses, including reasonable attorneys fees, incurred by Tenant due to a claim by Broker or any other broker or agent alleging to be entitled to a fee or commission due to this transaction.

21.9           Entire Agreement.  This instrument contains the entire and only agreement between the parties, and no oral statement or representations or prior written matter not contained in this instrument shall have any force and effect.  This Lease shall not be modified in any way except by a writing executed by both parties.

21.10           Counterpart Signatures.  This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.   Signature pages of any counterpart may be appended to any other counterpart and shall constitute an original document.

21.11           Memorandum of Lease.  Both parties agree, if requested by the other, to execute a Memorandum of Lease in recordable form pursuant to Section 291-c of the Real Property Law of the State of New York.

21.12           Governing Law.  This Lease and the rights and obligations hereunder shall be construed and interpreted exclusively in accordance with the laws of the State of New York.

21.13           Venue. The parties agree that any suit for the enforcement of this Lease and the rights and obligations hereunder shall be brought in Supreme Court, County of Warren, State of New York.  The parties waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written by their respective officers thereunto duly authorized.

LANDLORD:	FITZGERALD BROTHERS BEVERAGES, INC.

By:
Name:
Title:

TENANT:                                                                DELCATH SYSTEMS, INC.

By:
Name:
Title:

EXHIBIT A

Description of Premises

EXHIBIT B

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) is made as of ____________, 20__ (“Effective Date”) by and between FITZGERALD BROTHERS BEVERAGES, INC., a New York corporation having a principal place of business at 152 Dix Avenue, Glens Falls, New York 12801 (“Seller”), and DELCATH SYSTEMS, INC., a Delaware corporation having a principal place of business at Rockefeller Center, 600 Fifth Avenue, 23rd Floor, New York, New York 10020 (“Buyer”).  Individually, Seller and Buyer may be referred to herein as a “party” and, collectively, as the “parties.”

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Sale and Purchase of Property.  In accordance with and subject to the terms of this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the fee simple title in and to the parcel of real property and all improvements thereon located in the Town of Kingsbury, County of Washington and State of New York, commonly known as 566 Queensbury Avenue and more particularly described in Exhibit A attached to this Agreement, and all of Seller’s right, title and interest, if any, in and to any strips or gores of land adjoining the land, the land, if any, lying in the bed of any street, road or avenue, opened or proposed, adjoining any part of the land to the center line thereof, any alleys, driveways, easements, rights of way and appurtenances (collectively, the “Property”).

2.           Purchase Price of Property. The purchase price for the Property shall be [Four Hundred Thousand and 00/100 Dollars ($400,000.00) if Closing occurs by September 1, 2010/ Four Hundred Twenty-Five Thousand and 00/100 Dollars ($425,000.00) if Closing occurs by September 1, 2011/ Four Hundred Forty Thousand and 00/100 Dollars ($440,000.00) if Closing occurs by September 1, 2012], and shall be payable as follows:

(a)           $10,000 (“Deposit”), such sum to be deposited by Seller’s attorney in the firm’s Attorney Escrow Account and, if Closing occurs, Tenant shall receive a credit from Seller for the amount of the Deposit; and

(b)           $___________ [balance] by wire received or certified bank check at Closing (as hereafter defined) provided that this amount will be decreased by the amount of the Security Deposit held pursuant to a Lease with Option to Purchase between Seller and Buyer dated as of September 1, 2009 (the “Lease”).

3.           Representations and Warranties of Seller.  To induce Buyer to enter into this Agreement, Seller warrants and represents to Buyer as follows:

(a)           Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and is not a “foreign person,” as defined in federal tax law.

(b)           Seller is the sole owner of the Property in fee simple absolute and has the full power and authority to enter into this Agreement and to convey title to the Property in accordance with the terms of this Agreement.

(c)           To the best of Seller’s knowledge, as of the date of commencement of the Lease, there were no pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, under-ground storage tanks, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), or soil vapor intrusion on, in, at or under the Property, as such terms are used in any federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority (collectively, “Hazardous Substances”) and in effect as of the date of commencement of the Lease with respect to or which otherwise pertain to or affect the Property, or any portion thereof, the use, ownership, occupancy or operation of the Property, or any portion thereof, or any owner of the Property, and as same have been amended, modified or supplemented from time to time prior to the date of commencement of the Lease, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), all applicable state and local laws, including without limitation the New York State Environmental Conservation Law and the New York State Navigation Law, and any and all rules and regulations, all as may from time to time be amended and including any successor statutes thereto (collectively, the “Environmental Laws”), and the Property is and has at all times been in compliance with all applicable Environmental Laws during Seller’s ownership thereof.

(d)           There are no actions, suits, claims, citations, proceedings, arbitrations, investigations, or inquiries, governmental or otherwise, seeking money damages, injunctive relief, remedial action or any other remedy pending or threatened against or affecting the Property relating to: (i) a violation or non-compliance with, or any matter otherwise arising under, any federal, state or local environmental law; (ii) the release or threatened release of oil, Hazardous Substances or any other contaminant or pollutant; or (iii) the exposure to oil, Hazardous Substances or any other contaminant or pollutant, noises or vibrations to the extent the same arises from the condition of the Property or Seller’s ownership or use of the Property prior to the date of commencement of the Lease.

(e)           The execution, delivery and performance by Seller of its obligations under this Agreement will not conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order by which Seller is bound, or any of the provisions of any contract to which Seller is bound, and Seller has full power and authority to consummate the transactions contemplated by this Agreement, and all consents and approvals necessary therefor have been obtained.

(f)           As of the date of commencement of the Lease, no work has been done on the Property by or on behalf of Seller, or materials or utilities furnished by or on behalf of Seller, that have not been fully paid for, and there is no claim against any portion of the Property or Seller for or on account of work done, materials furnished or utilities supplied to the Property by or on behalf of Seller.  There are no pay back agreements, revenue bonds, utility debt service expenses or other charges or expenses applicable to the Property to which Seller is a party.

(g)           There are no violations, or threatened or pending violations, of any laws, statutes, ordinances, rules or regulations with respect to the Property open, noticed or existing.

(h)           The Property is not subject to any outstanding agreements of sale, options, liens, or other rights of third parties to acquire any interest(s) therein, ground leases or other leases or tenancies, or other encumbrance(s) other than the Lease except for a mortgage held by Bank of America, N.A. dated March 26, 2009 and an Assignment of Leases and Rents dated September ___, 2009, recorded on or about the date of execution of the Lease (collectively, “Bank of America Mortgage”).

(i)           There is no action, suit or proceeding which is pending or threatened against the Property and there is no action, suit or proceeding which is pending or threatened against Seller with respect to Seller’s title to the Property.

(j)           There is no action or liability of any nature whatsoever, contingent or otherwise, which is or could become a lien or other encumbrance against the Property nor is Seller engaged in any action with respect to the Property which could give rise to a claim against the Property.

(k)           To the best of Seller’s knowledge after due investigation: (i) there are no public plans or proposals for changes in road grade, access or other municipal improvements which would affect the Property or result in any assessment, (ii) no ordinance authorizing improvements, the cost of which might be assessed against Buyer or the Property, is pending, and (iii) there is no appellate tax proceeding pending for the reduction or increase of the assessed real estate tax valuation to the Property or any portion thereof.

(l)           There are no real estate, management, supply, promotional, operating, leasing, maintenance, security or service contracts, equipment leases, signage leases, or other agreements relating to the ownership of the Property, which are in force with respect to the Property.

In the event that Buyer becomes aware of any breach of any of the warranties, agreements and representations set forth herein or becomes aware that any of such warranties or representations are untrue in any respect, Buyer shall have the right to terminate this Agreement by written notice to Seller, and upon the giving of such notice this Agreement shall be terminated and thereafter neither party shall have any rights or obligations to the other hereunder.  The representations and warranties set forth herein shall be deemed to have been given again at the Closing.

4.           Indemnification.  Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, demands, liabilities, damages, suits, actions, judgments, fines, penalties, loss, costs and expense (including, but not limited to, reasonable attorneys’ fees) arising or resulting from, or suffered, sustained or incurred by Buyer as a result (direct or indirect) of the untruth or inaccuracy of any of the representations and warranties by Seller to Buyer or the breach of any of the representations and warranties of Seller, which indemnity shall survive the Closing Date.

5.           Representations and Warranties of Buyer.   Buyer represents and warrants to Seller that:

(a)           Buyer is a corporation duly organized, existing and in good standing under the laws of Delaware and is duly authorized to conduct business in New York State.

(b)             Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms, execution and delivery of this Agreement by Buyer has been fully authorized by all requisite corporate action, and the execution and delivery of this Agreement does not and, the consummation of the transactions contemplated hereby will not, violate any provision of any agreement to which Buyer is a party or by which it is bound.

6.           Conditions Precedent to Buyer’s Obligation to Purchase.  Buyer’s obligation to purchase the Property is subject to the satisfaction of each of the following conditions precedent:

(a)           Buyer shall have the right for a period of thirty (30) days after the Effective Date (the “Due Diligence Period”) to conduct such due diligence as it deems appropriate on and with respect to the Premises, including, without limitation, environmental and structural studies and review of all items pertaining to the condition of the Premises.  Within five (5) days after the Effective Date, Seller shall provide Buyer with copies of all environmental reports and information in its possession.  Seller shall permit Buyer and its agents and contractors to have full access to the Property to conduct such tests, invasive or otherwise, as they deem necessary.  Buyer shall indemnify Seller from and against any damage caused to the Property as a result of any such tests and shall restore the Property to as close a condition it was in prior to such tests as is reasonably practicable; and

(b)           Buyer obtaining financing acceptable to Buyer in its sole discretion to finance the purchase of the Property.  The mortgage recording tax imposed on the mortgagor, recording fees, expenses of drawing papers and any other expenses to be incurred in connection with any financing or mortgage shall be paid by Buyer.

If the conditions precedent are not satisfied within sixty (60) days after the Effective Date, Buyer shall have no obligation to close on the purchase of the Property and may terminate this Agreement upon notice to Seller, in which event the Deposit shall forthwith be returned to Buyer and the Lease shall remain in full force and effect until the expiration of the Term.

7.           Seller’s Title.

(a)           Within ten (10) days after the Effective Date, Seller shall deliver to Buyer or Buyer’s attorney, copies of (i) the fee title insurance policy insuring Seller’s interest in the Property and (ii) existing survey of the Property.  Buyer shall be responsible for the cost of any updates to the survey and title, tax searches and title insurance insuring Buyer and Buyer’s lender, if applicable.  These documents must show that Seller holds good and marketable fee title to the Property free and clear of all liens (other than the Bank of America Mortgage), easements other than standard utility easements benefitting the Property and encumbrances other than restrictions and covenants of the Warren-Washington Counties Industrial Development Agency governing the Property and its location in the Warren-Washington Counties Industrial Development Agency’s Industrial Park

(b)           If:  (i) the updated title obtained by Buyer reflects any exceptions to title which are not acceptable to Buyer or discloses any state of facts not acceptable to Buyer, in its sole discretion, or (ii) at any time prior to the Closing, title to the Property is encumbered by any exception to title not acceptable to Buyer, in its sole discretion (with any such exception or unacceptable state of fact being referred to herein as a “Title Defect”), then Buyer shall give Seller written notice of such Title Defect.  Seller shall have the right, but not the obligation (except as specifically set forth below), during the thirty (30) day period after receipt of such notice, to remove such Title Defect or obtain affirmative title insurance coverage acceptable to Buyer, in its sole discretion, insuring and defending Buyer against any loss, cost or expense arising out of or related to such Title Defect acceptable to Buyer (“Affirmative Coverage”).  On or before the Closing, Seller shall provide Buyer with reasonable evidence of such removal or provide reasonable evidence that such Title Defect will be removed or that such Affirmative Coverage shall be obtained.  Notwithstanding anything contained herein to the contrary, Seller shall be obligated to expend whatever sums are required to cure or obtain Affirmative Coverage for the following Title Defects prior to, or at, the Closing:

i.           All mortgages, security deeds or other security instruments against the Seller and encumbering the Property; and
ii.           Judgments against Seller which have attached to and become a lien against the Property.

(c)           Seller shall have the right, at its sole election, to extend the Closing Date (as defined in Section 8, below), for a period not to exceed twenty (20) days in order to cure or obtain Affirmative Coverage for any Title Defect.  In the event Seller is unable to cure or obtain Affirmative Coverage for any Title Defect within such period, Buyer shall have the option to either (i) waive any such Title Defect and proceed to Closing, or (ii) terminate this Agreement, in which case neither party shall have any further obligations hereunder.

8.           Closing.

(a)           Transfer of title to the Property (the “Closing”) shall be held at the offices of Judge & Duffy, One Broad Street Plaza, P.O. 2850, Glens Falls, New York, within one hundred twenty (120) days after the Effective Date.  The date on which title shall close hereunder is sometimes referred to herein as the “Closing Date.”

(b)           At Closing, Seller shall execute, acknowledge (where appropriate), and deliver to Buyer the following items in form and substance reasonably satisfactory to Buyer and its legal counsel:

i.           Warranty Deed with Lien Covenant conveying to Buyer good and marketable title to the Property free and clear of all liens and encumbrances, together with a Combined Real Property Transfer Gains Tax Affidavit, Real Estate Transfer Tax Return, and Credit Line Mortgage Certificate (TP-584) and a State Board of Equalization and Assessment Real Property Transfer Report (RP-5217); and

ii.           Any other documents or instruments that may be reasonably required by Buyer’s counsel in order to effectuate the consummation of this transaction, including but not limited to any affidavit of Seller which may be reasonably required by Buyer’s title insurance company.

(c)           Rent under the Lease shall be adjusted and pro-rated as of Closing and, if Closing occurs prior to the expiration of the term of the Lease, the Lease shall be terminated at Closing.

(d)           The Security Deposit being held by Seller pursuant to the Lease and all accrued interest thereon shall be credited to Buyer at Closing.

(e)           At Closing, Seller shall pay the transfer tax and recording fees for the TP-584 and any discharge of mortgage or title affidavit.  Buyer shall pay any mortgage tax and any and all other recording and filing fees, including but not limited to, for the deed, RP-5217 and any mortgage.

9.           Risk of Loss.  With respect to all provisions of this paragraph “9”, provided any loss, damage or taking by eminent domain is not the fault of, caused by, or the result of any error or omission by, or failure of Tenant, the risk of loss or damage to the Property or of a taking by eminent domain until delivery of the deed to Buyer is assumed by Seller.  In the event that all or any portion of the improvements at the Property are destroyed or damaged by fire or other cause, or the Property or any portion thereof is taken by eminent domain, (i) Buyer may elect to terminate this Agreement or (ii) Buyer may elect to close the transaction contemplated hereby and accept the insurance proceeds payable by reason of such damage or destruction, or the condemnation award payable by reason of such taking, Seller shall pay over and assign such proceeds and/or award and all claims therefor to Buyer at Closing, and the purchase price shall be reduced by any portion of such proceeds or award not paid to Buyer.

10.           Default and Remedies.

(a)           In the event of a default by Buyer under the terms of this Agreement, Seller shall have the option to retain the Deposit as liquidated damages and not by way of penalty.  If Seller elects to retain the Deposit pursuant to this paragraph, then this Agreement shall be terminated and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.  In the event of any such default, Seller shall give Buyer written notice of the occurrence of such default (a “Buyer Default Notice”) and Buyer shall have ten (10) days following its receipt of such Buyer Default Notice in which to cure such default hereunder.

(b)           In the event of a default by Seller under the terms of this Agreement, Buyer shall be entitled to pursue all remedies available at law or in equity, including, without limitation, the right to terminate this Agreement or to seek specific performance of Seller’s obligations under this Agreement.  In the event of any such default, Buyer shall give Seller written notice of the occurrence of such default (a “Seller Default Notice”) and Seller shall have ten (10) days following its receipt of such Seller Default Notice in which to cure such default hereunder.

11.           Notices.  All notices required or permitted to be given hereunder shall be in writing and delivered: (i) in person; or (ii) by certified or registered first class prepaid mail, return receipt requested; or (iii) prepaid by nationally-recognized overnight courier service such as FedEx, to Seller or Buyer at their respective addresses set forth in the Lease, or at such other address, notice of which may have been given to the other party in accordance with this Section 11.

12.           Miscellaneous.

(a)           This Agreement may be modified or amended only upon the written consent of all parties to the Agreement.

(b)           This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of New York.

(c)           Neither this Agreement, nor any rights or obligations under it, may be assigned by any party without the prior written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed.

(d)           This Agreement shall benefit and be binding upon the parties and their successors, heirs, executors, personal representatives, and assigns.

(e)           This Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter and supersedes all prior letters, agreements, covenants, communications, understandings, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party.

(f)           The waiver of any provision of this Agreement, or of any breach of this Agreement, shall not constitute a subsequent waiver of any provision or breach.

(g)           Seller and Buyer each represents and warrants to the other that neither has dealt with any broker concerning this transaction other than Re/Max Peak Performers (“Broker”).  If and when title closes, at Closing, Seller shall pay the Broker’s commissions in the amount of three percent (3%) of the purchase price.  Seller shall be solely responsible for the payment of all broker’s commissions due in connection with the transaction contemplated by this Agreement and Seller hereby indemnifies and holds Buyer harmless against any and all claims, damages and expenses, including reasonable attorneys fees, incurred by Buyer due to a claim by Broker or any other broker or agent alleging to be entitled to a fee or commission due to this transaction.

(l)           The buildings on the Property are sold “as is” without warranty as to condition, and Buyer agrees to take title to the buildings “as is” and in their present condition.

(m)           Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

(n)           This Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be an original and all of such counterparts shall together constitute one and the same Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FITZGERALD BROTHERS BEVERAGES, INC.

By:  /s/David R. Petta
Name: David R. Petta
Title: Vice-President

DELCATH SYSTEMS, INC.

By: /s/ Barbra C. Keck
Name: Barbra C. Keck
Title: Controller